Exhibit 10.10

ELAUWIT CONNECTION, INC.

2025 STOCK INCENTIVE PLAN

DIRECTOR Restricted Stock UNIT Award Agreement

This Director Restricted Stock Unit Award Agreement (this “Award Agreement”) is made effective as of the Date of Grant specified below, by and between Elauwit Connection, Inc., a Delaware corporation (the “Company”), and the Participant specified below.

Participant:	[●]

Date of Grant:	[●]

Vesting Commencement Date:	[●]

Number of RSUs:	[●]

Vested RSUs:	The Number of RSUs that become Vested RSUs as of any date is determined pursuant to Appendix A attached to this Award Agreement.

The purpose of this Award Agreement is to establish a written agreement evidencing the Restricted Stock Units granted pursuant to the Elauwit Connection, Inc. 2025 Stock Incentive Plan (the “Plan”).  All of the terms and conditions of the Plan are fully incorporated herein by reference.  Unless the context clearly indicates otherwise, capitalized terms used but not defined herein will have the meaning given to such terms in the Plan.

Section 1.Grant of Restricted Stock Units.

(a)Grant. Pursuant to Section 8 of the Plan, the Company hereby grants to the Participant on the Date of Grant set forth above, an Award of Restricted Stock Units for the Number of RSUs set forth above (the “RSUs”), on the terms and conditions and subject to the restrictions set forth in this Award Agreement and the Plan.  Each RSU represents the right to receive one share of Common Stock on the terms and conditions set forth in this Award Agreement and the Plan.

(b)Consideration. The grant of the RSUs is made in consideration of the services to be rendered by the Participant to the Company.

Section 2.Payment. Upon vesting, each Vested RSU will convert at that time into the right to receive one share of Common Stock which will be issued to the Participant on, or as soon as practicable after, the vesting date, but not later than the 15th day of the third month following the end of the year in which the vesting date occurs.

Section 3.Tax-Related Items. The ultimate liability for any or all income tax, social insurance, payroll tax and any other tax and any tax-related withholding (the “Tax-Related Items”) is and remains the Participant’s responsibility and the Company: (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or payment of the RSUs or the subsequent sale of any shares of Common Stock; and

(b) does not commit to structure the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

Section 4.Effect of Termination of Service. If the Participant’s service terminates for any reason, any RSUs that are not vested on the date of such termination shall be forfeited immediately.

Section 5.Effect of Change in Control. In the event of a Change in Control, Sections 10.2 and 10.3 of the Plan will govern the treatment of the RSUs.

Section 6.Miscellaneous.

(a)Legends. If the issuance of the shares of Common Stock upon payment of the RSUs is by the issuance of one or more stock certificates, a legend may be placed on any certificate(s) delivered to the Participant indicating the restrictions on transferability of the shares of Common Stock issued upon payment of the RSUs pursuant to this Award Agreement or any other restrictions that the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the Exchange or any other stock exchange on which the shares of Common Stock are then listed or quoted.

(b)Transferability. The RSUs and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs or any right or privilege conferred thereby, contrary to the provisions of the Plan or this Award Agreement, or upon the sale or levy or attachment or similar process upon the rights and privileges conferred thereby, the RSUs shall immediately terminate and become null and void.

(c)Rights as Stockholder; Dividends. Until the shares of Common Stock from the payment of the RSUs have been issued to the Participant, the Participant shall have no rights of a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs, and in particular shall not be entitled to vote the underlying shares of Common Stock or to receive any dividends or dividend equivalents paid or made with respect to the shares of Common Stock underlying the RSUs.

(d)No Right to Continued Service. The Participant’s right, if any, to continue to serve the Company or any Affiliate as a director or otherwise will not be enlarged or otherwise affected by the Plan or this Award Agreement.  This Award Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s service at any time.

(e)Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock covered by the RSUs shall be adjusted in any manner as contemplated by Section 10.1 of the Plan.

(f)Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s rights under this Award Agreement without the Participant’s consent.

(g)Cancellation of RSUs. Notwithstanding Section 6(f), if the Participant in any way violates the terms of any confidentiality, non-competition, or non-solicitation agreement, or other similar agreements entered into between the Company and the Participant, then, to the extent not prohibited by applicable law, the Board in its sole discretion may cancel the RSUs, whether vested or unvested.

(h)Notices. All notices and other communications required or permitted under this Award Agreement shall be written and shall be either delivered personally, sent by a nationally recognized overnight courier service, or by email or facsimile, addressed as follows: (i) if to the Company, to the Company’s principal corporate office; and (ii) if to the Participant or his or her successor, to the address last furnished by such person to the Company.  Each such notice and other communication delivered personally shall be deemed to have been given when delivered.  Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited with the nationally recognized overnight courier service, and each such notice and other communication delivered by email or facsimile shall be deemed to have been given when it is so transmitted.  A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 6(h).

(i)Successors and Assigns. The Company may assign any of its rights under this Award Agreement.  This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

(j)Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion.  The grant of the RSUs in this Award Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.  Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service to the Company.

(k)No Impact on Other Benefits. The value of the Participant’s RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit.

(l)Interpretation. This Award Agreement is subject to and controlled by the Plan.  Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan.  Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Board for review.  The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.  This Award Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them.  In the event that any provision of this Award Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Award Agreement and the entire Award Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.  As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context.  Unless the context otherwise requires, references herein to a “Section” means a Section of this Award Agreement.  Section headings contained herein are for convenience only and shall not alter any of the parties’ respective rights or obligations hereunder.

(m)Governing Law. This Award Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

(n)Counterpart Execution. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(o)Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement.  The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Award Agreement.

(p)Section 409A. The RSUs granted hereunder are intended to be exempt from the requirements of Section 409A of the Code under the short-term deferral exception in Section 1.409A-1(b)(4) of the Treasury Regulations, and the Plan and this Award Agreement shall be administered and interpreted in a manner that is consistent with such intention.

(signature page immediately follows)

IN WITNESS WHEREOF, this Award Agreement has been executed effective as of the Date of Grant set forth above.

ELAUWIT CONNECTION, INC.

By:
Name:
Title:

PARTICIPANT

Name (print): [●]

Appendix A

Vesting Schedule

Provided that the Participant provides continuous services to the Company or any Affiliate through such date, and subject to earlier termination as provided by this Award Agreement, the Number of RSUs shall become Vested RSUs on [    ].